UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 29, 2019

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31293 (Commission File Number)	77-0487526 (I.R.S. Employer Identification Number)

One Lagoon Drive
Redwood City, California 94065
(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR        240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on March 13, 2019, Karl Strohmeyer, Equinix, Inc.’s (“Equinix’s”) President, Americas, will be appointed to the newly created role of Chief Customer and Revenue Officer, overseeing Equinix’s overall go-to-market strategy. Reporting to Mr. Strohmeyer will be Sales, Marketing, Customer Care and Experience, Commercial Solutions, and Equinix’s regional management across the Americas, EMEA and Asia-Pacific. In connection with his appointment, Mr. Strohmeyer will no longer serve as President, Americas.

On March 29, 2019, in connection with his promotion, the Compensation Committee approved the following compensation package for Mr. Strohmeyer: (i) an annual base salary of $600,000, (ii) an annual target percentage of 100% of base salary under the Equinix 2019 Annual Incentive Plan and (iii) a grant of 6,923 restricted stock units under the Equinix 2000 Equity Incentive Plan (the “RSUs”). Of such RSUs, 33 1/3% will vest each January 15th over a three-year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: April 3, 2019	By:	/s/ Keith D. Taylor
Keith D. Taylor
Chief Financial Officer